Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 1A Registration statement of our audit report dated November 8, 2022 with respect to the consolidated balance sheet of Smartmetric, Inc. as of June 30, 2022 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), cash flows and the related notes for the year ended June 30, 2022.

/s/ Victor Mokuolu, CPA PLLC

PCAOB ID: 6771

Houston, Texas

August 29, 2023